Exhibit 1.01
Conflict Minerals Report

This is the Conflict Minerals Report of Spectrum Brands Holdings, Inc. and its consolidated subsidiaries, including SB/RH Holdings, LLC and its consolidated subsidiaries (the “Company,” “Spectrum,” “we,” “us,” or “our”), for calendar year 2020 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”). Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions of the terms used in this Report, unless otherwise defined herein.

Applying the Dodd-Frank Act to Spectrum Brands Holdings, Inc.

The Securities and Exchange Commission’s (the “SEC”) conflict minerals rules require a three-step compliance approach. The first step is determining applicability of the conflict minerals rules to Spectrum; the second step is a reasonable country of origin inquiry (“RCOI”) to determine whether we have reason to believe that conflict minerals from the Democratic Republic of Congo (the “DRC”) or adjoining countries (the “Covered Countries”) that are necessary to the functionality or production of products manufactured by us, or contracted to be manufactured by us, are present in our products; and the third step (referred to as “due diligence” in the SEC rules) is to determine the source and origin of any such conflict minerals and the facilities in which they were processed.

As a downstream company, Spectrum is several tiers removed from mining operations and smelters or refiners (“SORs”) in dealing with its direct suppliers. Spectrum hired a third party provider to assist it in performing conflict mineral supply chain due diligence (the “Provider”). Using our Provider as well as our supply chain due diligence processes and focusing on accountability within the supply chain by using the industry standard Responsible Minerals Initiative’s (“RMI”), Conflict Minerals Reporting Template (“CMRT”), and reaching out to our suppliers, we hope to gain greater transparency in our supply chain.

Due Diligence Framework and Resources

Spectrum undertook due diligence to determine if conflict minerals were necessary to the production or functionality of its products. In conducting its due diligence, Spectrum implemented the Organization for Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”), an internationally recognized due diligence framework, and related supplements for each of the conflict minerals. Accordingly, the steps taken by Spectrum in preparing this Conflict Minerals Report were in accordance with the OECD Framework. As such, we used the RMI’s CMRT, which includes standard supply chain survey and information tracking methods to: (i) determine if our manufactured products contained conflict minerals necessary to their functionality or production, (ii) perform a RCOI to determine whether such minerals originated in the DRC or a Covered Country, or are from recycled or scrap sources, and (iii) assess our supply chain’s adherence to due diligence measures stated by the OECD Framework.

Reasonable Country of Origin Inquiry

Our Steering Committee reviewed the products manufactured or contracted to be manufactured by the Company in order to determine which products might contain conflict minerals that are necessary to their functionality or production; the list of products is contained on Attachment A to this Conflict Minerals Report. The Company conducted this review at a product level. A list of the suppliers determined to be in-scope for purposes of the conflict minerals rules was compiled and the RCOI was conducted as follows:

a.Spectrum sent initial inquiries to 234 suppliers and instructed them to complete the CMRT and return it to Spectrum.

b.During reporting year 2020, Spectrum hired the Provider to engage its suppliers to collect information about the presence and sourcing of conflict minerals used in the products and components supplied to Spectrum and by doing so add more transparency to Spectrum’s supply chain with the ultimate goal of identifying the related smelters or refiners and associated mine countries of origin.

c.Spectrum and the Provider conducted up to 6 follow-up inquiries of the initially unresponsive suppliers.

d.Spectrum and the Provider also conducted follow-ups with suppliers for further information if initial responses were incomplete or unclear.

e.Spectrum performed follow-up (up to 48 times) with suppliers who returned an incomplete CMRT.

f.The Provider also evaluated the completed CMRTs for plausibility, consistency, and gaps. Additional supplier contacts were conducted to attempt to resolve “quality control” flags, such as: (a) Smelters or Refiners (SORs) were not provided for a used metal, (b) Supplier listed one or more SORs for an unused metal, (d) supplier indicated that it sourced from the Covered Countries, but none of the SORs listed are known to source from that region, (e) supplier indicated that it had not identified all SORs for the in-scope products, (f) supplier indicated it had not received conflict minerals data for each metal from all of its relevant suppliers, or (g) supplier indicated that all of its conflict minerals were from recycled or scrap sources, but one of more of the SORs listed are not known to be exclusive recyclers.

g.After follow-up, Spectrum had a 93.95% supplier response rate, with 19.23% of the responding suppliers indicating that one or more of the conflict minerals are necessary to the functionality or production of the products they supply to Spectrum.

Due Diligence Steps Performed

1.Steps Taken to Establish Strong Company Management Systems

a.Spectrum continued disseminating conflict minerals’ information and updates through its Steering Committee, which implements and manages Spectrum’s conflict minerals’ compliance program.

b.Spectrum is committed to sourcing components and materials from companies that share its values about human rights, ethics and environmental responsibility. Spectrum’s employees and the Steering Committee continue to enforce its Conflict Minerals Policy, which is available on the Company’s website at https://spectrumbrands.com/about-us/our-company/corporate-compliance/conflict-minerals.html. As required by our Conflict Minerals Policy, all of our suppliers are required to sign Spectrum’s Supplier Code of Conduct, which includes requirements relating to conflict minerals and responsible sourcing. A copy of Spectrum’s Supplier Code of Conduct can be found at https://www.spectrumbrands.com/about-us/suppliers/supplier-code-of-conduct.html. Spectrum’s Supplier Code of Conduct (the “Code”) incorporates requirements related to conflicts minerals so that current and future suppliers are obligated to comply with Spectrum’s policies on conflict minerals, including participation in related due diligence activities.

c.Spectrum educates its employees and, in addition, the Steering Committee, disseminates conflict minerals’ information through division heads, supply chains, and sales forces.

d.Spectrum maintains a grievance mechanism to enable the reporting of grievances related to conflict minerals and other supply chain matters.

e.Spectrum retains conflict minerals program documentation in accordance with the Company’s record retention policies.

2.    Steps Taken to Identify Risks in the Supply Chain and Strategies to Respond to Identified Risks.

a.Spectrum identified the products it manufactured or contracted to manufacture in 2020.

b.As previously noted, Spectrum identified 45 suppliers from whom it purchases components used in the production of those products, and which could contain conflict minerals necessary to the functionality or production of such products and solicited information from such suppliers as part of its RCOI. Spectrum, with the assistance of the

Provider, compared the list of the SORs collected to the Provider’s SOR database, which incorporates information from the lists publicly published by the RMI. Attached hereto as Exhibit A is a list of SORs identified by our suppliers with valid smelter certification identification numbers.

Spectrum performed risk mitigation efforts to bring suppliers into conformity with its Conflicts Minerals Policy and contractual requirements. These efforts included working with direct suppliers during Spectrum’s frequent supplier meetings to consider alternative sources of components or supplying components which contain conflict minerals from OECD-conformant sources based on the internationally recognized certifications. Spectrum publicly communicated its Conflicts Minerals’ Policy on its website at https://spectrumbrands.com/about-us/our-company/corporate-compliance/conflict-minerals.html.

3.    Carry out independent third-party audit of smelter/refiner due diligence practices.

The Company uses information provided by independent third-party audit programs, including the responsible Minerals Initiative (RMI), London Bullion Market Association (LBMA), and Responsible Jewelry Council (RJC), to confirm the existence and verify the OECD-conformance status of SORs identified during our due diligence. We are many steps removed from the mining of conflict minerals. We do not purchase raw ore or unrefined conflict minerals, and we do not conduct any purchasing activities directly in the Covered Countries.

4.    Mitigation Steps Spectrum Has Taken or Will Take Since the End of Calendar Year 2020.
We undertook the following steps since the end of 2020 to mitigate the risk that our products may contain conflict minerals that benefit armed groups within the Covered Countries, including steps to improve our due diligence:

a.Continued to enforce our Conflict Minerals Policy, which is embedded in our Code, and disseminate the Code to those suppliers who provide raw materials and components in Spectrum’s manufacturing operations and Spectrum’s contract manufacturers.

b.Continued to enforce the process within Spectrum’s manufacturing operations/procurement function to notify new vendors of our conflict minerals policy within the Code.

c.Published a copy of our current Form SD and this Conflict Minerals Report on our website at https://spectrumbrands.com/about-us/our-company/corporate-compliance-and-social-responsibility.html.

d.Continued our supply chain due diligence with the assistance of our Provider, on the source and chain of custody of raw materials and components purchased for Spectrum’s manufacturing operations. Spectrum plans to continue to enhance supplier communication and training on conflict minerals. Spectrum values its supplier relationships, but if any supplier is at risk to or violates Spectrum’s Conflict Minerals Policy or its Code, Spectrum plans to require a corrective action plan from the supplier and move towards conflict free sourcing. Spectrum will not ban sourcing from the Covered Countries, but it seeks to procure materials from responsible sources in the region to assist legitimate, conflict-free businesses there.

e.Because of Spectrum’s size, the complexity of its products, and the depth, breadth and constant evolution of its supply chain, it is difficult to identify sub-tier suppliers downstream from its direct suppliers. Spectrum does not purchase product directly from any suppliers, smelters, refiners or mines in the Covered Countries and has no direct contractual relationships with smelters and refiners, as previously noted. Instead, it relies on its direct suppliers to gather and provide specific information about the source of conflict minerals contained in the components supplied to it. Spectrum’s direct suppliers are similarly reliant upon information provided by their suppliers. Therefore, the Provider’s assistance with unresponsive first tier suppliers will be valuable to continue to add transparency to the Spectrum supply chain. Our suppliers identified 269 smelters/refiners potentially in the Spectrum suppler chain that our Provider’s database indicated as having valid smelter certification identification numbers. Additional investigation was undertaken to determine the source of and chain of custody of the regulated metals. The following internationally accepted audit standards were checked to determine the OECD conformance status of the SORs: the RMI Responsible Minerals Assurance Process (“RMAP”), the London Bullion Market Association Responsible Gold Guidance and the Responsible Jewelry Council Chain-of-Custody Standard. If the SOR was not certified by these internationally-recognized schemes, Provider attempted to contact the SOR to encourage their participation with the RMI’s RMAP or a cross-recognized program. Additionally, communications were sent to suppliers to encourage them to engage with smelters and refiners that have not been audited and encourage these smelters to undergo an independent third-party audit (e.g., RMAP or equivalent).

f.Attached to this Conflict Minerals Report as Attachment A is a list of the 269 smelters with valid smelter certification numbers identified by our suppliers; a list of the products covered by this Conflict Minerals Report; and a list of countries of origin associated with these smelters for the metals that are necessary to the production of our products. Based on the Reporting Year 2020 results, Spectrum plans to increase the supplier responses for reporting year 2021 by continuing to emphasize to its suppliers the importance of sourcing responsibly and from conflict-free sources if the suppliers desire to retain Spectrum’s business.

Pursuant to SEC rules and guidance, this Conflict Minerals Report was not subjected to an independent private sector audit.

Attachment A
List of Products

The following products are more fully described in Spectrum Brands Holdings, Inc. Form 10-K, which may be found publicly on our website at: https://investor.spectrumbrands.com/sec-spectrum-brands-holdings-inc

Electric shavers and accessories
Grooming products and hair care appliances
Small household appliances
Personal care products
Hardware
Home improvement and plumbing products
Residential locksets
Builders’ hardware
Faucets
Herbicides
Insecticides and repellants
Specialty pet supplies

List of Identified Smelters

Metal	Standard Smelter Name	Country	Smelter ID
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Dowa	JAPAN	CID000401
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Shandong Gold Smelting Co., Ltd.	CHINA	CID001916
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	JSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312

Metal	Standard Smelter Name	Country	Smelter ID
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Germany GmbH Co. KG	GERMANY	CID000711
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220

Metal	Standard Smelter Name	Country	Smelter ID
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Tantalum	AMG Brasil	BRAZIL	CID001076
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504

Metal	Standard Smelter Name	Country	Smelter ID
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	TANIOBIS GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	KEMET de Mexico	MEXICO	CID002539
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Minsur	PERU	CID001182
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538

Metal	Standard Smelter Name	Country	Smelter ID
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769

Metal	Standard Smelter Name	Country	Smelter ID
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082